EXHIBIT 99.1


The following tables analyze the results by Organizational Units. Refer to page 8 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 for Organizational Units' assumptions.


                                               Total Non-    Pretax      Net
Three Months Ended March 31, 1996    Total Net   interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                        $204      $ 95      $109     $ 77
Risk Management Services                    78        77         1        1
Trading & Sales                             96        61        35       24
Investment Management                       69        68         1        1
Client Processing Services                 187       157        30       21
Australia/New Zealand                       98        64        34       24
Asia                                        33        25         8        6
Latin America                              136       109        27       19
Corporate/Other                             57       105       (48)     (35)
Total                                     $958      $761      $197     $138



                                               Total Non-    Pretax      Net
Three Months Ended June 30, 1996     Total Net   interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                      $  274      $118      $156     $109
Risk Management Services                    44        76       (32)     (22)
Trading & Sales                             89        65        24       17
Investment Management                       74        68         6        4
Client Processing Services                 203       166        37       26
Australia/New Zealand                      114        70        44       31
Asia                                        35        26         9        7
Latin America                              166       115        51       36
Corporate/Other                             42       121       (79)     (57)
Total                                   $1,041      $825      $216     $151

                                               Total Non-    Pretax      Net
Three Months Ended September 30, 1996 Total Net  interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                      $  231      $122      $109     $ 77
Risk Management Services                    84        80         4        3
Trading & Sales                            107        65        42       29
Investment Management                       76        70         6        4
Client Processing Services                 200       165        35       25
Australia/New Zealand                      138        77        61       43
Asia                                        30        24         6        5
Latin America                              123        94        29       20
Corporate/Other                             70       112       (42)     (30)
Total                                   $1,059      $809      $250     $176



                                               Total Non-    Pretax      Net
Three Months Ended March 31, 1995    Total Net   interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                        $ 95      $ 63     $  32    $  24
Risk Management Services                    35        77       (42)     (30)
Trading & Sales                             70        54        16       11
Investment Management                       67        73        (6)      (4)
Client Processing Services                 174       145        29       20
Australia/New Zealand                       95        64        31       22
Asia                                        15        20        (5)      (3)
Latin America                              (62)       92      (154)    (108)
Corporate/Other                             21       146      (125)     (89)
Total                                     $510      $734     $(224)   $(157)



                                               Total Non-    Pretax      Net
Three Months Ended June 30, 1995     Total Net   interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                        $171      $ 64      $107     $ 74
Risk Management Services                    56        71       (15)      (9)
Trading & Sales                             68        56        12        8
Investment Management                       69        65         4        2
Client Processing Services                 179       141        38       27
Australia/New Zealand                       99        62        37       25
Asia                                        37        26        11        8
Latin America                              107       112        (5)      (4)
Corporate/Other                             23        81       (58)     (40)
Total                                     $809      $678      $131     $ 91

                                               Total Non-    Pretax      Net
Three Months Ended September 30, 1995 Total Net  interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                        $184      $ 83      $101     $ 70
Risk Management Services                   107        94        13        9
Trading & Sales                            124        70        54       38
Investment Management                       64        68        (4)      (3)
Client Processing Services                 177       140        37       25
Australia/New Zealand                       97        65        32       22
Asia                                         7        26       (19)     (14)
Latin America                              123       119         4        3
Corporate/Other                             69        63         6        5
Total                                     $952      $728      $224     $155



                                               Total Non-    Pretax      Net
Three Months Ended December 31, 1995 Total Net   interest   Income/  Income/
(in millions)                           Revenue  Expenses    (Loss)   (Loss)
Investment Banking                        $333      $106      $227     $158
Risk Management Services                    34        95       (61)     (44)
Trading & Sales                             99        64        35       25
Investment Management                       65        72        (7)      (5)
Client Processing Services                 187       157        30       21
Australia/New Zealand                      110        65        45       33
Asia                                        17        29       (12)     (10)
Latin America                               99       116       (17)     (11)
Corporate/Other                             (6)       54       (60)     (41)
Total                                     $938      $758      $180     $126